Calculation of Filing Fee Tables
S-3
Safehold Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(a)	4,248,435	$ 13.98	$ 59,393,121.30	0.0001381	$ 8,202.19
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 59,393,121.30		$ 8,202.19
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 8,202.19
			Net Fee Due:						$ 0.00
Offering Note
[1]	Proposed Maximum Offering Price Per Unit is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Security is based upon the average of the high and low prices for the registrant's common stock ("common stock") as reported on the New York Stock Exchange on March 24, 2026 ($13.98). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for registration statement No. 333-294583.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Safehold Inc.	S-3	333-271113	04/14/2023		$ 8,202.19	Equity	Common Stock, $0.01 par value per share	4,248,435
Fee Offset Sources		Safehold Inc.	S-3	333-271113		04/14/2023						$ 13,553.74
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously filed a prospectus supplement (the "Prior Prospectus Supplement"), dated April 14, 2023 to a prospectus, dated April 4, 2023, constituting part of its registration statement on Form S-3 (File No. 333-271113) (the "Prior Registration Statement") and paid a registration fee relating to the offer and sale of 4,248,435 shares of common stock by certain selling stockholders. As of the date of this registration statement, all 4,248,435 shares of common stock remain unsold under the Prior Registration Statement. The Prior Registration Statement was deemed terminated as March 25, 2026. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $13,553.74 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. Pursuant to Rule 457(p), the registrant is offsetting all $8,202.19 of the fees associated with this registration statement from the filing fee previously paid in connection with the Prior Prospectus Supplement, leaving a remaining fee balance of $5,351.55 available to offset future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $59,393,121.30. The prospectus is a final prospectus for the related offering.